Exhibit 99.1

Blackstone Completes Acquisition of Rover
Seattle, WA - February 27, 2024 - (GLOBE NEWSWIRE) -- Rover Group, Inc. (“Rover” or the “Company”), the world’s largest online marketplace for pet care, today announced the completion of its acquisition by private equity funds affiliated with Blackstone (“Blackstone”) in an all-cash transaction valued at approximately $2.3 billion.
The transaction was previously announced on November 29, 2023 and was approved by Rover stockholders at Rover’s special meeting of stockholders held on February 22, 2024. With the completion of the acquisition, Rover stockholders are entitled to receive $11.00 in cash for each share of Rover common stock they owned immediately prior to the closing. Rover’s common stock has ceased trading and will be delisted from the Nasdaq Stock Market.
“The closing of this transaction is an important milestone in Rover’s history and marks the start of the next chapter in our story,” said Aaron Easterly, co-founder and CEO of Rover. “We are excited to officially partner with Blackstone to leverage their resources and deep expertise to further our mission of making it possible for everyone to experience the unconditional love of a pet.”
Sachin Bavishi, Senior Managing Director at Blackstone, said, “Aaron and the Rover team have done an incredible job building a leading digital marketplace for pet services. We’re thrilled to embark on this partnership, bringing Blackstone’s scale and resources to further accelerate Rover’s growth and innovation, and enhance Rover’s strong value proposition relative to alternatives.”
Advisors
Goldman Sachs & Co. LLC acted as lead financial advisor to Rover, and Centerview Partners LLC also acted as a financial advisor to Rover and delivered a fairness opinion to Rover’s Board of Directors with respect to the proposed transaction. Wilson Sonsini Goodrich & Rosati, Professional Corporation acted as legal counsel to Rover.
Evercore acted as lead financial advisor and Moelis & Company LLC also acted as a financial advisor to Blackstone, and Kirkland & Ellis LLP acted as legal counsel to Blackstone.
About Rover Group, Inc.
Founded in 2011 and based in Seattle, Rover is the world’s largest online marketplace for pet care. Rover connects pet parents with pet providers who offer overnight services, including boarding and in-home pet sitting, as well as daytime services, including doggy daycare, dog walking, and drop-in visits. To learn more about Rover, please visit www.rover.com.
About Blackstone
Blackstone is the world’s largest alternative asset manager. We seek to deliver compelling returns for institutional and individual investors by strengthening the companies in which we invest. Our more than $1 trillion in assets under management include global investment strategies focused on real estate, private equity, infrastructure, life sciences, growth equity, credit, real assets, secondaries and hedge funds. Further information is available at www.blackstone.com. Follow @blackstone on LinkedIn, X (Twitter), and Instagram.
Forward-Looking Statements
This communication may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s impacts of the merger with a private equity fund managed by Blackstone (the “Merger”), the Company’s delisting from the Nasdaq Stock Market, and other statements that concern the Company’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on the Company’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including, but not limited to: (i) the effect of the Merger on the Company’s business relationships, operating results and business generally; (ii) risks that the Merger disrupts the Company’s current plans and operations; (iii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (iv) risks related to diverting management’s or employees’ attention from the Company’s ongoing business operations; (v) the amount of costs, fees, charges or expenses resulting from the Merger; (vi) potential litigation relating to the Merger; (vii) risks that the benefits of the Merger are not realized when or as expected; (viii) continued availability of capital and financing and rating agency actions; and (ix) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such as the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and in the Company’s other filings with the SEC. While the list of risks and uncertainties presented here is considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and/or similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition. The forward-looking statements speak only as of the date they are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
The information that can be accessed through hyperlinks or website addresses included in this communication is deemed not to be incorporated in or part of this communication.

Contacts
FOR ROVER
Investors
Walter Ruddy
walter.ruddy@rover.com
(206) 715-2369
Media
Kristin Sandberg
kristin.sandberg@rover.com
(360) 510-6365
FOR BLACKSTONE
Media
Matt Anderson
(518) 248-7310
Matthew.Anderson@blackstone.com
Mariel Seidman-Gati
(646) 482-3712
Mariel.SeidmanGati@blackstone.com